EXHIBIT 23.2

October 22, 2019

Jufeel International Group

85 Jinshui East Road19/F, Tower 3, Yabao

Zhengzhou, Henan Province, PRC 450000

Re:	Jufeel International Group
Registration Statement on Form S-1

Ladies and Gentlemen:

We hereby consent to the reference to our name under “Legal Matters” in the Registration Statement and related Prospectus filed by Jufeel International Group.

Yours truly,

/s/ Robinson & Cole LLP

Robinson & Cole LLP